Exhibit 99.1
NewsRelease

TC PipeLines, LP to Attend 2018 MLP & Energy Infrastructure Conference

HOUSTON, Texas – May 17, 2018 – TC PipeLines, LP (NYSE:TCP) (the Partnership) will participate at the Master Limited Partnership Association's 2018 MLP & Energy Infrastructure Conference from May 23 to 24, 2018 in Orlando, Florida. Nathan Brown, president of the general partner, and other members of management will attend and meet with investors during the conference.

A copy of the meeting materials will be available beginning on the morning of May 23, 2018 on the Investor Center section of the Partnership's website at http://www.tcpipelineslp.com/events-and-presentations.html.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Inquiries:
Grady Semmens
403.920.7859 or 800.608.7859

Unitholder and Analyst Inquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com